Exhibit 21.01

CADENCE DESIGN SYSTEMS, INC.

SUBSIDIARIES OF THE REGISTRANT

The Registrant’s subsidiaries and the state or country in which each is incorporated or organized are as follows:

1996 Nonqualified Venture Investment Trust	Delaware, U.S.A.
Altos Design Automation, Inc.	Delaware, U.S.A.
Altos Science and Technology (Beijing) Company Limited	People’s Republic of China
Azuro (UK) Limited	United Kingdom
Azuro, Inc.	Delaware, U.S.A.
Beijing Cadence Electronics Technology Co., Ltd.	People’s Republic of China
Cadence China Limited, Beijing Representative Office	People’s Republic of China
Cadence China Limited, Shanghai Representative Office	People’s Republic of China
Cadence China Limited, Shenzhen Representative Office	People’s Republic of China
Cadence China Ltd.	Hong Kong
Cadence Credit Corporation	Delaware, U.S.A.
Cadence Design (Israel) II Ltd.	Israel
Cadence Design Foundry UK Ltd.	United Kingdom
Cadence Design Systems (Canada) Ltd.	Canada
Cadence Design Systems (Cyprus) Limited	Cyprus
Cadence Design Systems (India) Private Ltd.	India
Cadence Design Systems (Ireland) Limited	Ireland
Cadence Design Systems (Israel) Limited	Israel
Cadence Design Systems (Japan) B.V.	The Netherlands
Cadence Design Systems (Japan) B.V. (branch)	The Netherlands
Cadence Design Systems (S) Pte Ltd.	Singapore
Cadence Design Systems (Taiwan) B.V.	The Netherlands
Cadence Design Systems AB	Sweden
Cadence Design Systems Asia Ltd.	Hong Kong
Cadence Design Systems B.V.	The Netherlands
Cadence Design Systems Business Services Limited	Hungary
Cadence Design Systems Finland (Branch)	Finland
Cadence Design Systems GmbH	Germany
Cadence Design Systems IB.V.	The Netherlands
Cadence Design Systems Leasing, Inc.	Delaware, U.S.A.
Cadence Design Systems Limited	United Kingdom
Cadence Design Systems LLC	Russia
Cadence Design Systems Management (Shanghai) Co., Ltd.	People’s Republic of China
Cadence Design Systems S.A.S.	France
Cadence Design Systems S.r.l.	Italy
Cadence Foundation	California, U.S.A.
Cadence Group	Ireland
Cadence International (Cyprus) Limited	Cyprus
Cadence International Ltd.	Ireland
Cadence International Sales Corporation	U.S. Virgin Islands
Cadence Korea Ltd.	Korea
Cadence Netherlands B.V.	The Netherlands
Cadence Nippon Finance, LLC	Delaware, U.S.A.
Cadence Receivables Consolidation Corporation	Delaware, U.S.A.
Cadence Receivables Credit Corporation (yugen kaisha)	Japan
Cadence Taiwan, Inc.	Republic of China (Taiwan)
Cadence Technology Limited	Ireland
Castlewilder	Ireland
Chip Estimate Corporation	Delaware, U.S.A.

Daffodil Acquisition II, Inc.	Delaware, U.S.A
Denali Design Systems (P) Limited	India
Denali Software Kabushiki Kaisha	Japan
Denali Software Limited	United Kingdom
Denali Software Pte. Ltd.	Singapore
Denali Software, Inc.	California, U.S.A.
Quickturn Design Systems, Inc.	Delaware, U.S.A.
Shanghai Cadence Electronics Technology Co., Ltd.	People’s Republic of China
Spin Technologies Pvt. Ltd.	India
Symbionics Group Limited	United Kingdom
Tality Canada Corporation	Canada
Tality India Services Private Ltd	India
Taray, Inc.	California, U.S.A.
Telos Venture Partners III, LP	Delaware, U.S.A.
TVP I LLC	Delaware, U.S.A.
TVP II LLC	Delaware, U.S.A.
TVP III LLC	Delaware, U.S.A.
Verisity Design, Inc.	California, U.S.A.
Zhongguanun – Cadence Institute of Software Technology Management Company, Ltd.	China